Exhibit 99.1

       Greatbatch, Inc. Reports Fourth Quarter and Full-Year 2006 Results

                   Sales for Year Grow by 12% to Record Level

    CLARENCE, N.Y.--(BUSINESS WIRE)--Feb. 8, 2007--Greatbatch, Inc. (the "Company") (NYSE: GB) today reported its results for the fourth quarter and year ended December 29, 2006.

    2006 Highlights

    --  Achieved record sales for:



      -- Total Company - sales of $271 million, an increase of 12%
         compared to $241 million in 2005

      -- Implantable Medical Components ("IMC") - sales of $227
         million, an increase of 9% compared to $208 million in 2005

      -- Electrochem Commercial Power ("ECP") - sales of $44 million, an increase of 33% compared to $33 million in 2005


    -- Met all of the milestones for the consolidation of feedthrough manufacturing from Columbia, Maryland to Tijuana, Mexico and medical research and development into the Technology
        Development Center in Clarence, New York.

    -- Received ISO 13485 Certification for our Tijuana, Mexico facility.

    -- Executed a plan in November 2006 for consolidating our corporate and business unit organization structure.

    -- Operating Income, excluding selected charges and incremental FAS 123R expenses, increased by 24% to $44 million compared to $35 million in 2005 (See Table B for reconciliation to GAAP).

    -- Cash and short-term investments increased by $30 million to $143 million as of December 29, 2006.

    Results for Quarter

    -- Total Company - sales of $63 million, up 7% from $59 million in the fourth quarter of 2005.



      -- IMC - sales of $53 million, up 4% from $51 million in the fourth quarter of 2005.

         -- The increase was primarily due to sales of new assembly products and continued growth in coated electrodes and molded components.

         -- 2005 sales included approximately $5 million of additional revenue related to customer field actions, primarily impacting ICD batteries and capacitors. Adjusting for this effect, sales increased by 15%.

      -- ECP - sales of $10 million, up 31% from $7.7 million in the fourth quarter of 2005, led by continued strength in the oil and gas and telematics markets.


    -- Diluted Earnings Per Share ("EPS") was $0.06. Adjusted EPS, which excludes facilities move-related expenses, asset dispositions, severance costs associated with November's consolidation and incremental stock-based compensation under FAS123R, was $0.28 (See Table A for reconciliation to GAAP), which compares to adjusted EPS of $0.13 in the fourth quarter of 2005.

    Commenting on full-year results, Thomas Hook, Chief Executive Officer, said: "I am very pleased with the improvements we are seeing in our operating and financial metrics. Despite a soft underlying ICD market, we achieved record sales results in both our medical and commercial segments. We grew faster than our markets by capturing share and we continue to introduce new product offerings that enhance our competitive market position. Looking ahead to 2007, we expect sales growth of 10%, which reflects our confidence to continue to grow faster than the underlying markets.

    "With respect to our consolidation plan, we are about two-thirds of the way through our three-year planned initiatives and expect to conclude these activities in 2007. We continue to make significant progress and fully anticipate achieving the long-term cost savings targets. In addition, based on our continued success in growing our commercial business, we are launching a new initiative to expand our manufacturing capacity and capabilities for commercial power sources. We anticipate completing this expansion in early 2008," Hook concluded.

    4th Quarter Sales Summary

    The following table summarizes the Company's sales by business unit and major product line for the fourth quarters of 2006 and 2005 (in thousands):



                                       2006        2005         %
Business Unit/Product Lines          4th Qtr.    4th Qtr.    Change
---------------------------------------------------------------------
Implantable Medical Components:
    ICD Batteries                     $10,011     $11,020         -9%
    Pacemaker & Other Batteries         4,934       4,791         +3%
    ICD Capacitors                      3,374       5,109        -34%
    Feedthroughs                       16,634      13,283        +25%
    Enclosures                          4,761       5,097         -7%
    Other Medical                      13,350      11,878        +12%
                                    ----------  ----------
Total Implantable Medical Components   53,064      51,178         +4%
Electrochem Commercial Power           10,079       7,679        +31%
                                    ----------  ----------
  Total Sales                         $63,143     $58,857         +7%
                                    ==========  ==========


    4th Quarter Profit & Loss Summary

    The following table summarizes selected information derived from the condensed consolidated statements of operations for the fourth quarters in 2006 and 2005 (in thousands):



                                     2006         2005          %
                                   4th Qtr.     4th Qtr.     Change
---------------------------------------------------------------------
Cost of Sales                        $40,747      $40,347         +1%
Cost of Sales as % of Sales             64.5%        68.6%

SG&A Expenses                        $10,594       $7,439        +42%
SG&A Expenses as % of Sales             16.8%        12.6%

RD&E Expenses, net                    $6,163       $5,543        +11%
RD&E Expenses, net as % of Sales         9.8%         9.4%

Operating Income                      $1,132       $1,161         -2%
Operating Margin                         1.8%         2.0%


    The cost of sales percentage improved from last year as lower manufacturing costs and lower excess capacity costs more than offset the change in product mix stemming from higher sales of lower margin assembly products and lower medical battery sales volume.

    The increase in SG&A expenses is primarily due to the expensing of stock options under FAS123R, CEO transition costs and an increased level of incentive compensation.

    The increase in net RD&E expenses is primarily due to a planned increase in spending on new development programs, coupled with lower customer reimbursements for development charges in the current quarter compared to the fourth quarter of last year.

    The other operating expense in the current quarter consists of:

    -- Carson City and Columbia consolidations/relocations $1.9 million

    --  Asset dispositions and other $0.1 million

    --  Severance for November 2006 Consolidation $2.5 million

    Full-Year 2007 Financial Guidance



                                          2007
                                         Guidance         % Change
----------------------------------------------------------------------
Sales (000's)                      $295,000 - $305,000      +9% - +13%

GAAP EPS (1)                             $1.16 - $1.22     +59% - +67%
EPS - adjusted (2)                       $1.28 - $1.35      +9% - +15%

Diluted weighted average shares
 outstanding (000's)                            26,000
Effective tax rate                        less than 35%
Capital spending (000's) (3)         $35,000 - $45,000

(1) Includes the impact of stock-based compensation under FAS123R of $0.12 to $0.15.
(2) Excludes plant relocation/asset dispositions of $0.10 to $0.13. Includes continued excess capacity costs associated with delayed closure of filtered feedthrough facility.
     Includes expansion of commercial power facility of approximately
(3)   $20 million.


    Table A: GAAP EPS Reconciliation



                                   2006      2005      2006     2005
                                 4th Qtr.  4th Qtr.    Year     Year
----------------------------------------------------------------------
GAAP EPS:                           $0.06     $0.00    $0.73    $0.46

Carson City facility
 closure/relocation                  0.01      0.05     0.07     0.13
Columbia facility
 closure/relocation                  0.06      0.03     0.13     0.03
Medical power facility
 closure/relocation                     -      0.01     0.02     0.09
Asset dispositions and other         0.01      0.02     0.14     0.18
Severance                            0.09         -     0.06     0.05
Corporate development expenses          -         -     0.02        -
Tijuana start-up costs                  -      0.02        -     0.04
Costs to exit a development
 agreement                              -         -        -     0.04
                                 --------- --------- -------- --------
   Other operating expense           0.17      0.13     0.44     0.56

Incremental stock-based
 compensation                        0.05         -     0.12        -
                                 --------- --------- -------- --------
EPS - adjusted                      $0.28     $0.13    $1.29    $1.02
                                 ========= ========= ======== ========
Diluted weighted average shares
 outstanding (000's)               22,100    21,900   26,300   21,800
                                 ========= ========= ======== ========


    (Other operating expense and stock-based compensation tax-affected at: 18.4% for Q4 2006, 31.5% for full year 2006 and 34.6%, full year rate, for 2005 periods.)

    Table B: Operating Income Reconciliation (dollars in thousands):



                                   2006      2005      2006     2005
                                 4th Qtr.  4th Qtr.    Year     Year
----------------------------------------------------------------------
Operating Income as reported:      $1,132    $1,161  $22,376  $16,886

Carson City facility
 closure/relocation                   288     1,713    2,743    4,440
Columbia facility
 closure/relocation                 1,579     1,055    5,125    1,134
Medical power facility
 closure/relocation                    56       483      623    2,806
Asset dispositions & other             90       579    5,272    6,104
Severance                           2,494         -    2,494    1,505
Corporate development expenses          -         -      801        -
Tijuana start-up costs                  -       537        -    1,402
Costs to exit development
 agreement                              -         -        -    1,183
                                 --------- --------- -------- --------
   Other operating expense          4,507     4,367   17,058   18,574
Incremental stock-based
 compensation (1)                   1,445         -    4,366        -
                                 --------- --------- -------- --------
   Operating income - adjusted     $7,084    $5,528  $43,800  $35,460
                                 ========= ========= ======== ========
   Operating margin - adjusted       11.2%      9.4%    16.2%    14.7%
                                 ========= ========= ======== ========

(1) Approximately 80% in SG&A 12% RD&E 8% Cost of Sales


    Conference Call

    The Company will host a conference call today, Thursday, February 8, 2007 at 4:30 p.m. E.T. to discuss its quarterly results. The scheduled conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com. An audio replay will also be available beginning from 7:00 p.m. E.T. on February 8, 2007 until February 15, 2007. To access the replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 42567570.

    Forward-Looking Statements

    Some of the statements in this press release and other written and oral statements made from time to time by the Company and its representatives are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; customer ordering patterns; product obsolescence; inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Greatbatch, Inc.

    Greatbatch, Inc. (NYSE: GB) is a leading developer and manufacturer of critical components used in implantable medical devices and other technically demanding applications. Additional information about the Company is available at www.greatbatch.com.



                           GREATBATCH, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - Unaudited
               (In thousands except per share amounts)
----------------------------------------------------------------------

                               Three months ended      Year ended
                               Dec. 29,  Dec. 30,  Dec. 29,  Dec. 30,
                                 2006      2005      2006      2005

Sales                          $ 63,143  $ 58,857  $271,142  $241,097
Cost and expenses:
Cost of sales - excluding
 amortization of intangible
 assets                          39,798    39,389   164,885   151,543
Cost of sales - amortization
 of intangible assets               949       958     3,813     3,841
Selling, general and
 administrative expenses         10,594     7,439    38,785    31,528
Research, development and
 engineering costs, net           6,163     5,543    24,225    18,725
Other operating expense, net      4,507     4,367    17,058    18,574
                               --------- --------- --------- ---------
   Operating income               1,132     1,161    22,376    16,886
Interest expense                  1,172     1,137     4,605     4,613
Interest income                  (1,709)   (1,089)   (5,775)   (3,113)
Other (income) expense, net         (39)       (9)       12       (78)
                               --------- --------- --------- ---------
   Income before provision for
    income taxes                  1,708     1,122    23,534    15,464
Provision for income taxes          314     1,054     7,408     5,357
                               --------- --------- --------- ---------
   Net income                  $  1,394  $     68  $ 16,126  $ 10,107
                               ========= ========= ========= =========

Earnings per share:
   Basic                       $   0.06  $      -  $   0.74  $   0.47
   Diluted                     $   0.06  $      -  $   0.73  $   0.46

Weighted average shares
 outstanding:
   Basic                         21,900    21,700    21,800    21,600
   Diluted                       22,100    21,900    26,300    21,800




                         GREATBATCH, INC.
         CONDENSED CONSOLIDATED BALANCE SHEETS - Unaudited
                          (In thousands)

ASSETS                                        Dec. 29,    Dec. 30,
                                                2006        2005
Current assets:
  Cash and cash equivalents                  $  71,147   $  46,403
  Short-term investments                        71,416      65,746
  Accounts receivable, net                      31,285      29,997
  Inventories                                   57,667      45,184
  Refundable income taxes                        1,569         928
  Deferred income taxes                          5,899       6,257
  Prepaid expenses and other current assets      2,343       1,488
                                             ----------  ----------
          Total current assets                 241,326     196,003

Property, plant, and equipment, net             91,869      97,705
Intangible assets, net                          56,330      60,143
Goodwill                                       155,039     155,039
Other assets                                     3,263       4,021
                                             ----------  ----------
Total assets                                 $ 547,827   $ 512,911
                                             ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $  12,657   $  13,678
  Accrued expenses and other current
   liabilities                                  29,618      29,903
  Current portion of long-term debt                  -         464
                                             ----------  ----------
           Total current liabilities            42,275      44,045

Convertible subordinated notes                 170,000     170,000
Deferred income taxes                           35,859      30,261
                                             ----------  ----------
           Total liabilities                   248,134     244,306
                                             ----------  ----------

Stockholders' equity:
  Preferred stock                                    -           -
  Common stock                                      22          22
  Additional paid-in capital                   227,187     215,614
  Treasury stock                                  (205)          -
  Retained earnings                             69,165      53,039
  Accumulated other comprehensive income
   (loss)                                        3,524         (70)
                                             ----------  ----------
           Total stockholders' equity          299,693     268,605
                                             ----------  ----------
Total liabilities and stockholders' equity   $ 547,827   $ 512,911
                                             ==========  ==========

    CONTACT: Greatbatch, Inc.
             Anthony W. Borowicz
             Treasurer and Director, Investor Relations
             716-759-5809
             tborowicz@greatbatch.com